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                                                                Exhibit No. 23.1


                       Consent of Independent Accountants

We consent to the incorporation by reference into the registration statement of CanArgo Energy Corporation on Form S-8, of our report dated March 27, 2001 on our audit of the consolidated financial statements of CanArgo Energy Corporation as of December 31, 2000 and 1999, and for the years ended December 31, 2000, 1999 and 1998.



/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Calgary, Alberta
September 19, 2001